Consulting Agreement

This agreement ("Agreement") is made and entered into as  of
July 1st 2000, by and between de Jong & Associates, Inc.,  a
California Corporation ("Consultant"), and
BSD   Medical  Corporation,  Inc.  ("Company")  a   Delaware
corporation.
                         Witnesseth:

Whereas,  Consultant is engaged in the business of providing
business   consulting  services,  promotion   and   investor
relations   services  to  companies  for  investors,   stock
brokerages, and the investment community, and:

Whereas Consultant will provide such services and perform promotion and investor relation's services for Company, all on the terms and condition contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.    Engagement.   Company  hereby engages  Consultant  and
  Consultant hereby accepts engagement from Company as a consultant. Consultant shall perform services for Company for the period and upon the terms and conditions set forth in this Agreement. The term "Company" as used herein shall mean the Company and its subsidiaries and related entities now existing or hereafter formed.

2.   Scope of Services.

  2.1. Services.
     2.1.1. Advising Company and providing assistance in the area of investor relations, bring the Company to the favorable attention of the investment community;

     2.1.2. Promote meetings and communications in which the public and securities industry professionals shall be introduced to the Company as circumstances may require;

     2.1.3. Assist Company in the development of due diligence packages for brokers, investors and analysts if needed;

     2.1.4. Assist Company in the development of a corporate recognition program that identifies Consultant as the point of contact for brokers and investors;

     2.1.5. Coordinating with other outside consultants engaged by the Company during the term of this agreement;

     2.1.6. Assisting Company in identifying and contracting with required professionals as needed;

     Consultant will perform these services understanding that the above-referenced services will be performed in various parts of the United States and that Company will have the option of making presentations at any meeting arranged for the Company.

     Consultants and Company acknowledge that it is the Company's responsibility to provide Consultant with weekly DTC sheets, Stock Transfer sheets and regularly updated lists of shareholders.

  2.2 Performance of Services. Consultant shall serve Company faithfully and to the best of its ability and devote such time, attention, skill and effort as is required to effectively discharge its duties hereunder, consistent with the standards of conduct and professionalism applicable to the securities industry. The manner, means and methods of conducting the Services are under the joint control of Consultant and Company, requiring the knowledge and approval of Company, which shall not be unreasonably withheld so long as they are lawful and consistent with the terms of this Agreement.

  2.3 Use of Services or Advice. It is understood that there may be times when Company does not use the services or advice of Consultant. The failure of Company to use, or seek in writing Consultant advise and/or services and/or assistance, as set forth in this paragraph 2, shall not be deemed as non-performance of Consultant.

3.   Term

  3.1. Term. The term of this agreement shall commence as of July 1st 2000, and shall continue for twelve (12) months.
     This agreement may be terminated by either party after 90 days by providing 30 days notice in writing.

4.   Compensation.

  4.1 Stock and Warrants The Company agrees to issue to the Consultant or, in lieu thereof or in addition thereto, any person(s) whose names are furnished to the Company, by the Consultant, a share certificate for 25,000 shares of the Company's common stock, and a warrant to purchase 75,000 shares of the Company's common stock at $3.00 per share. Terms of this warrant are to be provided separately in the Warrant to Purchase as issued by the Company.

     Delivery of the above mentioned stock certificates and warrants reflecting the warrants granted in terms of this agreement (4.1) to de Jong & Associates will be completed within 28 days from the signing of this agreement.


  4.1. Cash Compensation. Company shall pay Consultant a monthly consulting fee of Five Thousand Dollars per month ($5000.00) commencing on the date of the signing of this agreement. Subsequent payments to be due and payable on the 1st day of each calendar month for the term of this agreement.


  4.4 Expenses. Expenses shall be negotiated on a case by case basis. Postage and printing expenses for Company shall be reimbursable on a monthly basis, upon receipt by the Company of acceptable document support.

  4.5 Office Facilities. Consultant shall be responsible for its office facilities as well as such staff equipment and materials as Consultant may deem necessary for Consultant, agents and representatives to fulfill its duties under this Agreement.

5     Confidentiality. Consultant shall, and shall cause its
  directors, officers and employees to hold confidential and not to publish, disclose or make accessible to any other person not bound by an obligation of confidentiality all information which (i) Company provides to Consultant, its officers and employees in relation to Company's financial condition, results of operations, business, property, assets
  or   liabilities,  and  (ii)  which  Company  specifically
  designates or marks as being confidential. Any information that is provided orally shall be considered confidential if Company provides Consultant with written notice of its intention that such information remain confidential within five business days of the date of disclosure of such information.

  Notwithstanding the foregoing, information shall not be deemed confidential if (i) it becomes public knowledge,
  (ii) Consultant is aware of the information prior to its disclosure by Company, or (iii) Consultant learns of the information through a third party not under an obligation of confidentiality to Company.

6    Indemnification.

  6.1. Company's Indemnification. Consultant shall have no liability with respect to decisions made or actions taken by Company in reliance on advice or recommendations given by Consultant or transactions presented to Company by Consultant. Company agrees to indemnify and hold harmless Consultant and its Affiliates, the respective members, agents and employees and each other person, if any, controlling Consultant or any of their Affiliates (collectively, the "Consultant Parties"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including attorney's fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by Company, its agents or employees.

  6.2. Consultants Indemnification. Company shall have no liability with respect to decision made or actions taken by Consultant in reliance on advice or recommendations given by Company or transactions presented to Consultant by company. Consultant agrees to indemnify and hold harmless Company, and the respective directors, officers, agents and employees or Company, to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including attorney's fees and disbursements) that results from actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by Consultant, its agents or employees.

  6.3. Process of Indemnification. Each person or entity seeking indemnification hereunder (the "Indemnified Party") shall promptly notify the other (the "Indemnifying Party") of any loss, claim, damage, or expense for which the Indemnifying Party may become liable pursuant to this Section. The Indemnifying Party shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the Indemnified Party within fifteen days of notice of the claim.

     The Indemnified Party shall not pay, settle or acknowledge liability under any such claim without consent of the Indemnifying Party, and shall permit the Indemnifying Party a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages. The rights stated pursuant to this Section shall be in addition to any rights that the Indemnified party may have at common law or otherwise, including, but not limited to, any right to contribution.

  6.4. Scope.   The scope of this indemnification  shall  be
       limited to, and pertain only to certain transactions contemplated or entered into pursuant to this Agreement.

7.    Representations  and Warranties of the  Company.   The
  Company represents and warrants to Consultant that:

     7.1.1. The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power and corporate authority to enter into this Agreement.

     7.1.2. The execution and delivery of this Agreement and the performance of the obligations and consummation of the transactions herein contemplated will not conflict with or constitute a breach of or default under the Article of Incorporation or Bylaws of the Company.


8.   Covenants of Consultant

     8.1.1. Consultant covenants and agrees to comply with any applicable requirements of the Securities Act, the Securities Exchange Act of 1934 ("Exchange Act"), applicable Blue Sky securities laws and the published rules and regulations thereunder (including, but not limited to, Sections 3(b), 4(2) and 4(6) of the Securities Act and Rules 505 and 506 thereunder, and the Rules of Fair Practice of the National Association of Securities Dealers ("NASD").

     8.1.2. Consultant is not authorized to act as agent of the Company in any connection or transaction, and Consultant agrees not to act as such agent and not to purport to do so without the prior written approval of the Company.

     8.1.3. Consultant, by performance of this Agreement, shall not violate any of his existing contracts.

  8.2. Further   Assurances.   The  parties  shall  execute,
       acknowledge and deliver any further documents, instruments, or other assurances and shall take any other action consistent with the terms of this Agreement that may be reasonably requested by the other party or its counsel for the purpose of confirming or effectuating any of the transactions contemplated by this Agreement.

  8.3. Notices. All notices required or desired to be given hereunder shall be deemed to be duly given upon personally delivering such notice or upon delivery by fax or other electronic means, or three days after mailing it, via certified or registered mail, postage prepaid to the parties at the following addresses:

If to Consultant:        de Jong & Associates
                         345 South Coast Highway 101, Suite. E
                         Encinitas, CA  92024
                         Attn:  Mr. Ronald de Jong

If to Company:           BSD Medical Corporation, Inc.
                         2188 W 2200 South
                         Salt Lake City, UT
                         Attn: Mr. Hyrum A. Mead

Giving written notice in the manner provided for above may change the above address.

  8.4. Binding  Effect.   This Agreement and  any  amendment
       hereto, shall be binding upon the parties hereto, their successors, heirs, next of kin, executors, administrators, personal representatives, legal representatives, assignees, creditors, including receivers, and all other persons with notice or knowledge of the provisions hereof.

  8.5. Independent Contractor. Consultant shall have no authority to bind Company to any agreement or obligation with a Relationship of Parties. The relationship of the parties hereto is one of independent contractors. Nothing in this Agreement shall be construed to constitute the parties as partners with each other.

  8.6. Governing Law and Venue. This Agreement shall be deemed to have been executed in the State of California and shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of California, but excepting any State of California rule which would result in the application of the law of a jurisdiction other than the State of California. Any legal proceeding arising out of this Agreement shall be brought only in a state or federal court of competent jurisdiction sitting in the County of San Diego, State of California, and all parties hereto agree that venue shall lie therein and agree to submit themselves to the personal jurisdiction of such court.

  8.7. Attorney's Fees. In any legal proceeding arising out of this Agreement, including with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and actual attorney's fees. As used in this Agreement, "actual attorneys' fees" shall mean the full and actual cost of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual hourly fees charge by the attorneys performing such services.

  8.8. Construction. The captions contained in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. The language of this Agreement shall be construed as to its fair meaning and not strictly for or against any party.

  8.9. Entire Agreement. This Agreement and any related agreements referred to herein, constitute the entire agreement between the parties with respect to its subject matter and there are no representations, warranties or agreements between the parties which are not expressed herein. This Agreement supercedes and replaces all prior understandings and agreements between the parties hereto, whether written or oral, expressed or implied, with respect to its subject matter.

  8.10. Amendment. This Agreement may not be amended, modified, superceded, canceled or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by written instrument executed by the parties hereto or, in the case of a waiver, by the party to be charged with such a waiver.

  8.11. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, such court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties hereto.

  8.12.       Assignment.   This  Agreement  shall  not   be
       assignable, in whole or in part, by either party without the written consent of the other party.


  8.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party hereto whose signatures appears hereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

  8.14. Supersede and Replacement. This Agreement supersedes and replaces any previous Agreement(s) between the Consultant and the Company, and releases the Consultant and the Company from the terms and conditions of any previous Agreement(s).


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:


                              de Jong & Associates Inc.

By:____\s\ Ronald de Jong___________________________________
                          Ronald de Jong, President



                               BSD Medical Corporation, Inc.

By.____\s\  Hyrum A. Mead___________________________________

                          Hyrum A. Mead, CEO